Exhibit 10.50

TENTH AMENDMENT TO

AMENDED AND RESTATED LICENSE,

DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

This Tenth Amendment to Amended and Restated License, Development and Commercialization Agreement (the “Tenth Amendment”) is entered into effective as of April 25, 2013 (the “Effective Date”) by and between Vanda Pharmaceuticals Inc., a Delaware corporation (“Vanda”) and Bristol-Myers Squibb Company, a Delaware corporation (“BMS”).

WHEREAS, Vanda and BMS are parties to that certain Amended and Restated License, Development and Commercialization Agreement effective February 25, 2004, as amended by prior amendments (the “License Agreement”), relating to certain compounds including tasimelteon (VEC-162, formerly designated as BMS-214778);

WHEREAS, Vanda and BMS desire to further amend the License Agreement as set forth in this Tenth Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, Vanda and BMS agree as follows.

1. All capitalized terms used in this Tenth Amendment shall have the meaning ascribed to such terms in the License Agreement, unless otherwise specified herein. Unless otherwise expressly stated, the Sections referred to herein refer to the Sections in the License Agreement.

2. Section 3.2.1 of the License Agreement was amended under an Amendment to Amended and Restated License, Development and Commercialization Agreement effective as of April 15, 2010 (the “Eighth Amendment”) to clarify the commencement date of the BMS Option Period. The parties now desire to allow BMS, in its discretion prior to the start of the BMS Option Period, to waive its right to exercise the BMS Option during the BMS Option Period by providing Vanda with written notice that it does not wish to Develop or Commercialize the Product in the Remaining Countries. Accordingly Section 3.2.1 is hereby amended such that the amended sentences in Section 3.2.1 shall read as follows (only the sentences of Section 3.2.1 applicable to such amendment are set forth below):

At any time during the BMS Option Period, BMS may provide Vanda with written notice that either: (a) it does not wish to Develop or Commercialize the Product in the Remaining Countries; or (b) it wishes to reacquire all rights to the Product in the Remaining Countries ((b) shall be referred to as the “BMS Option”). In addition, at any time prior to the start of the BMS Option Period, BMS may waive its right to exercise the BMS Option during the BMS Option Period by providing Vanda with written notice that it does not wish to Develop or Commercialize the Product in the Remaining Countries. Such option shall be exercisable and such waiver may be made on a Product-by-Product basis. For the avoidance of doubt, if BMS does not exercise the BMS Option for the Remaining Countries within the BMS Option Period, then upon completion of the BMS Option Period, the Vanda Third Party Development Option shall be exercisable for the Remaining Countries for the remainder of the Vanda Third Party Development Option Period.

3. This Tenth Amendment shall not amend or modify the terms, conditions, rights and obligations of the parties under the License Agreement (as amended), except as specifically set forth herein. The License Agreement (as amended) shall continue in full force and effect in accordance with its terms as amended by this Tenth Amendment.

4. This Tenth Amendment may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, BMS and Vanda have caused this Tenth Amendment to be executed by their duly authorized representatives.

BRISTOL-MYERS SQUIBB COMPANY

By:	/s/ Graham R. Brazier
(Signature of Authorized Representative)

Printed Name:	Graham R. Brazier

Title:	Vice President Business Development

VANDA PHARMACEUTICALS INC.

By:	/s/ Mihael H. Polymeropoulos
(Signature of Authorized Representative)

Printed Name:	Mihael H. Polymeropoulos

Title:	Chief Executive Officer